Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157692 on Form S-3 and Registration Statement Nos. 333-60295, 333-110959, 333-130405 and 333-160444 on Form S-8 of our reports dated February 24, 2010, relating to the financial statements and financial statement schedule of Central European Media Enterprises Ltd. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 160, Non-Controlling Interests in Consolidated Financial Statements – an amendment of ARB 51 (included in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 810, Consolidation) and the adoption of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (included in FASB ASC Topic 470, Debt)) and the effectiveness of Central European Media Enterprises Ltd.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Central European Media Enterprises Ltd. for the year ended December 31, 2009.

DELOITTE LLP
London, United Kingdom
February 24, 2010